UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 14, 2011

Interleukin Genetics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 14, 2011, Interleukin Genetics, Inc. (the “Company”) entered into an employment agreement with its Chief Executive Officer, Lewis H. Bender.  The agreement has an initial term of one year and is automatically renewable for successive one year periods unless at least 90 days prior notice is given by either the Company or Mr. Bender.  The agreement also provides that Mr. Bender will serve as a member of the Company’s Board of Directors for as long as he serves as the Company’s Chief Executive Officer, subject to any required approval of the Company’s shareholders.

The agreement provides for an annual base salary of $340,000 and an annual discretionary bonus of up to 50% of his base salary based upon the Company’s financial performance.  Under the terms of the agreement, Mr. Bender has also been granted an option to purchase 500,000 shares of the Company’s common stock at an exercise price equal to $0.32 per share, which option was exercisable as to 125,000 shares immediately upon grant and will become exercisable as to an additional 125,000 shares on each of the first, second and third anniversaries of the date of grant.

The agreement is terminable by the Company for cause or upon thirty days prior written notice without cause and by Mr. Bender upon thirty days prior written notice for “good reason” (as defined in the agreement) or upon ninety days prior written notice without good reason.  If the Company terminates Mr. Bender without cause or Mr. Bender terminates his employment for good reason, then the Company will pay Mr. Bender, in addition to any accrued, but unpaid compensation prior to the termination, an amount equal to six months of his base salary.  If the Company terminates Mr. Bender without cause or Mr. Bender terminates his employment with good reason within six months after a “change of control” (as defined in the agreement), then the Company will pay Mr. Bender, in addition to any accrued, but unpaid compensation prior to the termination, an amount equal to 12 months of his base salary, and all remaining then-unvested stock options granted to Mr. Bender by the Company will automatically vest.

The agreement also includes non-compete and non-solicitation provisions for a period of six months following the termination of Mr. Bender’s employment with the Company.

A copy of the agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated February 14, 2011, by and between Interleukin Genetics, Inc. and Lewis H. Bender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLEUKIN GENETICS, INC.

Date: February 16, 2011	/s/ Eliot M. Lurier
Eliot M. Lurier
Chief Financial Officer